UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 1, 2013

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.

Thomas A. Rose, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 1, 2013, WPCS International Incorporated (the “Company”) received a letter from the Listing Qualifications Department of the NASDAQ Stock Market (the “Staff”) notifying the Company that the stockholders’ equity of ($927,428) as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013 was below the minimum stockholders’ equity of $2,500,000 required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1) (the “Rule”).

The Company has been provided 45 calendar days, or until September 16, 2013, to submit a plan (the “Plan”) to regain compliance with the Rule. If the Plan is accepted, the Staff may grant an extension of up to 180 calendar days from the date of the notification letter (the “Maximum Extension”) to evidence compliance with the Rule.

While the Company is exercising diligent efforts to maintain the listing of its common stock on NASDAQ, and intends to timely provide NASDAQ with its Plan to regain compliance with the Rule, there can be no assurance that the Staff will accept the Plan or that if the Plan is accepted, the Maximum Extension will be granted or that the Company will be able to regain compliance with the Rule.

In the event the Plan is not accepted or the Company fails to demonstrate compliance during the extension period, the Company expects the Staff to provide written notification to the Company that its securities will be delisted from the NASDAQ Capital Market (a “Delisting Notice”). If the Company receives a Delisting Notice, the Company may appeal the Staff’s determination to delist its securities to a Hearings Panel.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: August 2, 2013	By: /s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer

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